SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                            Greater Community Bancorp
                                GCB Capital Trust
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             (Exact name of registrant as specified in its charter)


                  New Jersey                               22-2545165
                  Delaware                                 Applied For
-----------------------------------------     ----------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)



 55 Union Boulevard
 Totowa, New Jersey                                         07512
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(Address of principal executive offices)                  (Zip Code)



If this Form relates to the registration      If this Form relates to the
of a class of debt securities and is          registration of a class of debt
effective upon filing pursuant to General     securities and is to become
Instruction A(c)(1) please check the          effective simultaneously with the
following box. [  ]                           effectiveness of a concurrent
                                              registration statement under the
                                              Securities Act of 1933 pursuant to
                                              General Instruction A(c)(2) please
                                              check the following box. [  ]

        Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE


       Securities to be registered pursuant to Section 12(g) of the Act:

               ______% Preferred Securities of GCB Capital Trust
      _____% Junior Subordinated Debentures of Greater Community Bancorp Guarantee of Greater Community Bancorp of certain obligations under the
                             Preferred Securities
                               (Title of class)



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Item 1. Description of Registrant's Securities to be Registered

      A description of the Securities to be registered hereby is set forth in a prospectus (the "424(b) Prospectus") to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, included as a part of that certain registration statement (the "Registration Statement") of GCB Capital Trust and Greater Community Bancorp, as amended, Registration No. 333- 26453-01. The Registration Statement is hereby incorporated herein by reference thereto. The 424(b) Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

Item 2. Exhibits

      1     Form of Amendment and Restated Trust Agreement *
      2.    Form of Junior Subordinated Indenture *
      3.    Form of Guarantee *

* Each such document is hereby incorporated herein by reference to the form thereof included as exhibits 4.4 (Amended and Restated Trust Agreement), 4.1 (Junior Subordinated Indenture) and 4.6 (Guarantee) to the registration statement of Greater Community Bancorp and GCB Capital Trust under the Securities Act of 1933, as amended, registration no. 333-26453-01.

                                  SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                      GREATER COMMUNITY BANCORP



Date:  May 9, 1997    By  /s/ George E. Irwin
                          ----------------------------------------------------
                          George E. Irwin, President and Chief Operating Officer
                          (Duly authorized representative)



                      GCB CAPITAL TRUST



Date:  May 9, 1997    By  /s/ George E. Irwin
      ------------       -----------------------------------------------------
                         George E. Irwin, Administrator
                         (Duly authorized representative)